SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JUNE 12, 1997

                              L. LURIA & SON, INC.
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
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                  (State or other jurisdiction of incorporation

            1-8057                                         59-0620505
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  (Commission File Number)                    (IRS Employer Identification No.)

                      5770 MIAMI LAKES DRIVE
                       MIAMI LAKES, FLORIDA                     33014
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               (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code  (305) 557-9000

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          (Former name or former address, if changed since last report)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  The Company has entered into an agency agreement with Gordon Brothers Partners, Inc. with respect to liquidation sales to be conducted within the next several weeks at nine stores. Under the agreement with Gordon Brothers, Luria's received an up-front cash payment of approximately $8.6 million for the merchandise located at the stores, which was used to pay down debt. The liquidation sales are part of the Company's strategy to consolidate and geographically focus its efforts on performing stores, while addressing its working capital needs as previously announced in a Form 8-K, dated December 17, 1996. After the sales are completed, the Company will operate 18 stores in Florida and will take a restructuring charge for the closed stores.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

                  EXHIBITS

                  2.1 Agency Agreement, dated June 12, 1997, between Gordon Brothers Partners, Inc. and the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              L. LURIA & SON, INC.

Dated: June 27, 1997                          By: /S/RACHMIL LEKACH
                                                 ------------------------------
                                                      Rachmil Lekach,
                                                       Chief Executive Officer


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                                  EXHIBIT INDEX



     EXHIBIT NUMBER       DESCRIPTION
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          2.1             Agency  Agreement, dated as of June 12, 1997 between
                          Gordon Brothers  Partners, Inc. and the Company.